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                          THE SAFETY FUND CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 7, 1996

      The undersigned hereby appoints Christopher W. Bramley, Martin F. Connors and John E. Howard and each or any of them, as proxies, with full power of substitution to each and to each substitute appointed pursuant to such power, of the undersigned to vote all shares of stock of The Safety Fund Corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Friday, June 7, 1996, and at any and all adjournments thereof, with all powers the undersigned would possess if personally present. The proxies are authorized to vote as indicated on the reverse side upon the matters set forth herein and in their discretion upon all other matters which may properly come before said Meeting. The undersigned hereby acknowledges receipt of a copy of the accompanying Notice and Proxy Statement for the Annual Meeting of Stockholders and hereby revokes any proxy or proxies, if any, heretofore given by him to others for said Meeting.

      If this proxy is properly executed and returned, the shares represented hereby will be voted. If a choice is specified on the reverse side by the stockholder with respect to any matter to be acted upon, the shares will be voted upon that matter in accordance with the specification so made. IN THE ABSENCE OF ANY SPECIFICATION, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.
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 1.  Approval  of Agreement  and Plan  of Merger  between the  Company and CFX
     Corporation.
             / / FOR                / / AGAINST              / / ABSTAIN

 2. Election of directors to serve a three-year term and until their successors are elected and qualified.
         Nominees:      William E. Aubuchon, III    Christopher W. Bramley
                                  John E. Howard

       / / FOR all nominees, except as        / / WITHHOLD AUTHORITY for all
                 marked below                            nominees

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), PRINT THE NAME(S) OF SUCH NOMINEE(S) IN THE SPACE PROVIDED BELOW.)
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 3.  Ratification  of  the  appointment  of  KPMG  Peat  Marwick  LLP  as  the independent auditors of the Company for 1996.
             / / FOR                / / AGAINST              / / ABSTAIN

                            Please sign exactly as name appears below.
                            Joint owners should sign. When signing as an attorney, administrator, trustee, guardian or custodian for a minor, please give full title as such. If a corporation, please sign full corporate name and indicate the signer's office. If a partner, sign in partnership name.

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                            Signature

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                            Signature (If held jointly)
                            Dated:
                            ----------------------------------------------, 1996

                                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                   PROMPTLY USING THE ENCLOSED ENVELOPE.

                            TO BE COMPLETED BY COMPANY

                            Number of Shares:
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